EXHIBIT 99.14

                       ALASKAN CABLE NETWORK/JUNEAU, INC.
                                   Kent Farms
                           Middleburg, Virginia 20117


                              CONSENT SOLICITED BY
                             THE BOARD OF DIRECTORS
                   IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS
                      OF ALASKAN CABLE NETWORK/JUNEAU, INC.

        The UNDERSIGNED HEREBY CONSENTS to and otherwise approves the Asset Purchase Agreement dated April 15, 1996 ("Proposed Transaction") between Alaskan Cable Network/Juneau, Inc. ("Alaska Cable"), General Communication, Inc. ("Company"), and others (Alaskan Cable Network Fairbanks, Inc. and Alaskan Cable Network/Ketchikan-Sitka, Inc., collectively, "Other Alaskan Cable Companies"), whereby the Company is to acquire substantially all of the assets of Alaskan Cable and the Other Alaskan Cable Companies for an aggregate purchase price of $51 million in cash and 2,923,077 shares of Company Class A common stock, both portions of the purchase price of which are to be distributed amongst the shareholders of Alaskan Cable and Other Alaskan Cable Companies as those companies and the Company are to agree.

Please sign exactly as             When shares are held by joint tenants,
name appears below.                should sign.  When signing as attorney,
                                   executor, administrator, trustee or guardian,
                                   please give full title.  If  shareholder is a
                                   corporation,  please  sign in full  corporate
                                   name  by   president   or  other   authorized
                                   officer. If a partnership, please sign in partnership name by an authorized person.



                                   (Signature)

                                   DATED:           , 1996

                                   Please sign, date and mail this Consent promptly using the return envelope.




                                                         REGISTRATION STATEMENT
                                                                         II-661